EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-00949) of Terex Corporation of our report dated June 26, 2000 relating to the financial statements of the Terex Corporation and Affiliates 401(k) Retirement Savings Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP
Stamford, CT
June 26, 2000